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                                                                   EXHIBIT 10.12


                        AMENDMENT TO AMENDED AND RESTATED
                  INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT

                  THIS AMENDMENT TO AMENDED AND RESTATED INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT (this "AMENDMENT") is dated as of March 23, 2000 and entered into by and between BALDWIN PIANO AND ORGAN COMPANY, a Delaware corporation ("BALDWIN"), and DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("DFS"). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Inventory Purchase and Consignment Agreement (as defined below).

                                    RECITALS

                  WHEREAS, Baldwin and DFS are parties to that certain Amended and Restated Inventory Purchase and Consignment Agreement dated as of October 28, 1998, as amended by Amendments dated April 26, 1999 and January 13, 2000, respectively (the "INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT");

                  WHEREAS, pursuant to the Inventory Purchase and Consignment Agreement, DFS has agreed, among other things, to purchase from Baldwin under the terms and conditions specified therein, and Baldwin has agreed to sell to DFS under the terms and conditions specified therein, the Retail Consigned Goods;

                  WHEREAS, DFS no longer wishes to purchase from Baldwin, and Baldwin no longer wishes to sell to DFS, the Retail Consigned Goods and each of DFS and Baldwin wish to amend the Inventory Purchase and Consignment Agreement accordingly;

                  WHEREAS, DFS and Baldwin are willing to make such amendments, but only on the terms set forth herein:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baldwin and DFS agree as follows:

                  1. The second sentence of the Recitals is hereby deleted in its entirety and restated as follows:

                  "Baldwin also wishes to maintain a stock of pianos for use in concert halls by musical artists ("CONCERT DEMO PROGRAM"). At the request of Baldwin, DFS is willing to purchase the pianos which Baldwin has loaned or in the future intends to loan to the colleges and universities (each a "UNIVERSITY") under the University Demo Program ("UNIVERSITY CONSIGNED GOODS") and certain concert halls and/or musical artists under the Concert Demo Program ("CONCERT CONSIGNED GOODS") and consign such goods back to Baldwin (University Consigned Goods and Concert Consigned Goods being collectively referred to as "CONSIGNED GOODS").


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                  2. Section 1.1 of the Inventory Purchase and Consignment
Agreement, General Terms, is hereby deleted in its entirety and restated as follows:

                  "Subject to the terms of this Agreement, DFS will purchase from Baldwin: (a) University Consigned Goods for the wholesale price at which Baldwin sells similar goods to its retail dealers in the ordinary course of business; and (b) Concert Consigned Goods for one hundred percent (100%) of the wholesale price at which Baldwin sells similar goods to its retail dealers in the ordinary course of business ((a) and (b) each the "INVOICE PRICE") after receipt of an invoice to DFS listing the Consigned Goods that Baldwin is selling to DFS ("INVOICE"), and consign such Consigned Goods back to Baldwin; provided, however, that the aggregate Invoice Price of all Consigned Goods for which DFS has not received payment from Baldwin pursuant to Section 10 will at no time exceed the sum of Fifteen Million Dollars ($15,000,000.00) ("CONSIGNMENT LIMIT"). Title to any particular item of Consigned Goods will transfer from Baldwin to DFS and thereafter remain in DFS and will not pass back to Baldwin, unless Baldwin purchases such Consigned Goods from DFS as provided in this Section 10. DFS may, at any time, elect not to purchase Consigned Goods from Baldwin and consign such Consigned Goods back to Baldwin if Baldwin is in default of its obligations to DFS. Baldwin acknowledges that neither the execution of this Agreement nor the consignment of any goods by DFS to Baldwin hereunder will in any way bind or obligate DFS to purchase or consign further goods to Baldwin, and it will be in DFS' sole discretion whether or not to purchase or consign any goods to Baldwin."

                  3. Subsection 1.3(e) of the Inventory Purchase and Consignment Agreement is hereby deleted in its entirety and restated as follows:

                  "Baldwin's Invoice to DFS for the Consigned Goods will include DFS' approval number for such Consigned Goods, the name and address of the University to which University Consigned Goods were shipped, the name and address of the concert hall or retail dealer to which Concert Consigned Goods were shipped and (except with respect to University Consigned Goods placed with a University prior to the date of this Agreement and identified on Exhibit A attached hereto and Concert Consigned Goods placed with a concert hall or retail dealer under the Concert Demo Program prior to October 31, 1998 and identified on Exhibit A-1 attached hereto) the date on which the Consigned Goods were delivered. Baldwin will deliver such Invoice to DFS within ten (10) days of the date of the delivery of the Consigned Goods to a University under the University Demo Program, to a concert hall or retail dealer under the Concert Demo Program or to a retail outlet directly or indirectly owned or managed by Baldwin."


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                  4. Baldwin agrees that, as a condition to the effectiveness of this Amendment, it will immediately pay to DFS all amounts currently due and owing under the Inventory Purchase and Consignment Agreement in respect of the Retail Consigned Goods which amount is equal to $2,689,361.

                  5. DFS hereby releases, assigns, transfers and delivers to Baldwin all right, title and interest that is has in the Retail Consigned Goods and terminates and releases each security interest and lien granted under the Inventory Purchase and Consignment Agreement with respect to such Retail Consigned Goods. DFS further agrees to sign and remit to Baldwin any and all documents confirming or evidencing all releases of DFS' security interest in the Retail Consigned Goods pursuant hereto reasonably requested by Baldwin, including[, upon reasonable request by Baldwin,] all documents necessary or useful to partially release any financing statement or other filing with respect to any security interest granted to DFS with respect to the Retail Consigned Goods under the terms and conditions of the Inventory Purchase and Consignment Agreement in respect of the Retail Consigned Goods.

                  All other terms as they appear in the Inventory Purchase and Consignment Agreement, to the extent not inconsistent with the foregoing Amendment, are ratified and remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                    BALDWIN PIANO & ORGAN COMPANY

                                    /s/ DUANE KIMBLE
                                    ------------------------------------
                                    Duane Kimble
                                    Executive Vice President and Chief Executive
                                    Officer

                                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                                    /s/ WILLIAM THOMSON
                                    -----------------------------------
                                    William Thomson
                                    Credit Manager


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